UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2010

BCO HYDROCARBON LTD.
(Exact name of registrant as specified in its charter)

Nevada	000-53598	26-3261559
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2326 Teller Road, Newbury Park, California	91320
(Address of principal executive offices)	(Zip Code)

(888) 829-8748
Registrant’s telephone number, including area code
8520 NE 25th Street, Clyde Hill, WA, 98004-1645
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.
Item 2.01                      Completion of Acquisition or Disposition of Assets
Item 5.01                      Changes in Control of Registrant
Item 5.02	Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 25, 2010, the Company, Malcolm Albery, its president and sole director (“MA”) and  Dieter Sauer, Jr. (“DS”) completed a closing (the “Closing”) under an Agreement and Plan of Reorganization, dated as of June 23, 2010 (the “Agreement”).  The Agreement was previously filed as an exhibit to a Current Report on Form 8-K, dated June 24, 2010, and provided: (a) for the purchase by DS of all of the 39,812,500 shares of the Company owned by MA for $55,200.00; (b) the contribution by DS of all of the shares of Sauer Energy, Inc., a California corporation (“SEI”) to the Company; (c) the assignment of certain patent rights related to wind turbine technology held by DS to the Company; and (d) the election of DS to the Company’s board of directors.  In connection with the Closing, Mr. Sauer was elected President and CEO of the Company and two former shareholders of the Company agreed to (i) indemnify the Company against any claims resulting from breaches of representations and warranties by the Company in the Agreement; (ii) to acquire and cause to be returned for cancellation an aggregate of 68,166,500 shares of the Company’s common Stock, including all of the shares owned by former officer and director Daniel Brooks and; (3) assume all of the Company’s obligations in connection with certain oil and gas leases in Canada.

SEI, whose business is described more fully below, is a development stage California corporation formed in 2008 engaged in the design and manufacture of vertical axis wind turbine (VAWT) systems.  Management believes that SEI’s innovative design and utility makes it highly efficient and cost effective to own and operate.  The initial VWATs to be sold by the Company will be designed to be sold as a kit to be mounted on a typical house or small building.  As a result of the Closing, the Company is engaged in the business of SEI, but the Company will require substantial additional capital to complete the development stage of that business.  Management can give no assurance that any additional capital will be raised or that SEI’s VAWT’s will be successfully marketed or that, if marketed, they can be marketed profitably.   The Company does not have any commitments to raise additional capital.  Mr. Sauer is the assignee of a design patent, No D597028S granted July 29, 2009 for a vertical axis wind turbine that is designed to be reliable, efficient and inexpensive.

Due to his acquisition of 39,812,500 shares in connection with the Closing and the return for cancellation of 68,166,500 shares, Dieter Sauer, Jr. now owns approximately 56.2% of the Company’s issued and outstanding shares.

Election of Officer and Director

Dieter R Sauer, Jr., aged 55 was elected a director and our CEO and president on July 25, 2010.  Mr. Sauer founded SEI in August 2008 and has worked for that company since then.  Prior thereto from 2001 he was an independent marketing, sales and business development consultant.   We have not paid any compensation to Mr. Sauer to date.

Small Wind Turbine Industry Overview

 According to the American Wind Energy Association, “The number of Americans generating their own electricity with small-scale wind turbines (those with rated capacities of 100 kilowatts and under) increased by just under 10,000 last year despite an economic downturn that impacted the heart of the small wind market: homeowners and small-business owners.  In fact, 95% of all small wind turbines sold in the U.S. last year were made by U.S. manufacturers.”

Although the small wind turbine industry has operated for 80 years, half of the sales have occurred in the past 3 years.  Both federal and state policies have contributed to this success and credit also goes to investors and to consumers looking for a way to cut their electricity bills.  Management believes that these trends will continue for the foreseeable future.

Aside from the residential market, more specialized applications include, but are not limited to:

Industrial Applications

Management believes that VAWT System applications such as those offered by the Company are superior to traditional Horizontal Axis Wind Turbines “HAWT”. The size, cost and noise factor of the HAWT are prohibitive. Our vertical design will contribute to allowing the industrial sector to satisfy the need for consumption. Furthermore, due to our simplicity of design, our VAWT’s can be manufactured on a large scale in fabrication factories throughout the world.  Lucrative incentives are being offered to encourage renewable energy production and use, in the form of rebates and tax credits which should enhance customer interest and sales.

Oil Rigs and Off-Shore Platforms

Many off-shore locations receive relatively steady reliable winds and our VAWT Systems could produce a continuous supply of energy reducing the need for hydrocarbon based electrical generation. Our systems could allow for auxiliary and emergency power needs in addition to maintaining daily functions.

Ships

Ships create an optimum use for our VAWT Systems.  While travelling over water, Ships are also powering through the air, thus creating a reliable and steady supply of wind. VAWT’s could be mounted throughout a ship’s superstructure to produce continuous supplementary energy to offset fuel consumption or for emergency use. Various candidates include tankers, cruise ships, cargo ships and military vessels.

Islands and Other Remote Facilities

All sizes of islands are extremely dependent upon fuel feed generators and importation of the fuel can be costly. Our VAWT Systems are ideal for islands and other remote facilities as they are being designed to withstand various climates.

Advantages are:

•	Flexibility in various locations

•	Ease of installation

•	Strong and durable

•	Minimal maintenance

•	Withstand harsh environment

Residential

Our small VAWT Systems are designed to be attached to any building.  We foresee our systems being used in residences as back-up power for black outs, to reduce power grid consumption and for generation of power to be inserted into the grid for revenue.

Our End-of-the-line VAWT System is a micro power station attached to a number of homes and to the power grid.

Advantages are:

•	Maintain normal services

•	No power lost to impurities in the transmission

•	Excess power re-injected into grid for revenue

Commercial Buildings

Due to their height, large commercial buildings may be especially suitable for VAWT application as they are likely to have relatively steady winds at their roofs and their vertical walls also windy conditions.

Communications Towers and Bridges

Various towers and bridges are subject to Federal Aviation Authority requirements to provide 24/7 365 days per year illumination.  Our VAWT Systems can easily be installed on any tower or bridge.  They can operate the tower or bridge lights and/or provide a backup power supply as well as generating revenue if connected to the power grid.

Future Applications

Off-Shore and Hydro

While our initial VAWT designs are smaller scale, we may design large VAWT Systems in the future that can be placed off-shore along a coastal environment to catch on and off shore wind. We believe that these systems will be more efficient, less noisy and more bird friendly than HAWTs currently considered for such projects.

The principals of our VAWT Systems could be used underwater to take advantage of tidal flows in the ocean, streams and rivers.

Governmental Regulation

There are no Federal-level regulations that specifically controls the sale, distribution and installation of small wind turbines beyond general small business regulations.  However, each state regulates the sale, installation and interconnection of alternative energy within their state.  Utilities are required to interconnect and purchase renewable energy from small wind systems under the Public Utility Regulatory Policies Act of 1978 (“PURPA”), and individual utilities are permitted to regulate that process.

Property owners can take advantage of tax credits at 30% of installed units, up to $4,000.  This credit remains in place until December 31, 2016.  Rebates and incentives are offered by most states.  Property owners are also able to depreciate their units.

Competition

We compete with all energy suppliers, including utilities and manufacturers of energy producing equipment.  We believe that there are 95 U.S. small wind turbine companies.  Of those, the majority are in the start-up phase.  However, a few have longer operating histories or greater name recognition such as WePower Sustainable Energy Solutions, Windside Production Ltd., Mariah Power, Helix Wind Corp., and OregonWind Inc.  Companies in other countries also produce small wind turbines.  We also compete with solar-thermal and solar-photovoltaics systems.  However, solar power installations are significantly more expensive than our VAWT Systems.

We intend to compete on price and because our design is highly efficient, aesthetically pleasing, and reliable.

In 2006, President Bush emphasized the nation’s need for greater energy efficiency and a more diversified energy portfolio. This led to a collaborative effort involving the Department of Energy, National Renewable Energy Laboratories and others to explore a modeled energy scenario in which wind provides 20% of U.S. electricity by 2030.  This has been endorsed by the American Wind Energy Association and has become our national goal as well.  Currently, we are at just over 1%.   Management believes we have the competitive advantage of offering the right product at the right time.

Intellectual Property

Our CEO owns all rights, title and interest in U.S. Design and Utility Patents which will be assigned to the Company.  The Utility Patent deals with the function of the blades for the maximum capture of the wind.  The Design Patent deals with the uniqueness of the design of the blades.  Both patents are approved and completed.  We await the issuance of the Utility Patent.   The expiration of the patents is 14 years.  Therefore, the Utility Patent expires in 2024, and the Design Patent expires in 2023.

Research and Development

We have focused our research and development on the quality and efficiency of our wind turbine systems.  Extensive technical development has been completed and is ongoing. We are targeting our market for sales expansion.  Future research and development will be focusing on scaling up our turbine systems for service to larger buildings, like apartment complexes, hospitals and office buildings.   We spent approximately $167,000 on research and development in 2009 and $248,000 in 2008.

Employees

As of the date of this report, we have 2 full-time employees and 2 independent contractors.  We believe our relationships with our current employees are good.  We also retain a limited number of independent contractors to perform projects.  To implement our business strategy, we expect, over time, continued growth in our employee and infrastructure requirements, particularly as we expand our engineering, sales and marketing capacities going forward.

Company Philosophy

We strive to embrace, support and enact, within their sphere of influence, a set of core values that define us.

Our Duty to Ourselves

With honesty and integrity at the heart of us as individuals and as a company, our sincerity will be evident.

Our Duty to Each Other

Working as a team with fairness and respect for each other and for our company as a whole will always produce a winning combination.

Our Duty to Our Shareholders

Our Shareholders are partnering alongside us and placing their faith in us.  They share our expectations and vision for growth and diligent use of their investment in us and in our company.

Our Duty to Our Consumers

This business revolves around the Consumers, not the other way around.  We must live up to their trust in the quality, value, effectiveness, reliability, and safety of our products, and also in the integrity of what we say and do.

Our Duty to Our Vendors

The list of those with whom we choose to do business is based on clarity, honesty, reliability, accountability and trust.  Only then, will our product maintain the standards we have set for quality and dependability our consumers can expect.

Our Duty to Our Dealers and Distributors

These individuals represent our products and our company and deserve all the assistance we can give them.  Their reliance on our honest representations regarding our products and our company sits at the center of our relationship with them.

Our Duty to Our Community, Our Nation, and Our World

Our commitment to the environment is paramount.  We strive to create products that are least invasive in their output to the atmosphere, at less cost, with the smallest possible carbon footprint.

Management believes that the foregoing commitments will not only enhance the spheres in which we operate but will also result in returns to our investors.

 RISK FACTORS

This report includes forward-looking statements about our business and results of operations that are subject to risks and uncertainties.  See "Forward-Looking Statements," above.  Factors that could cause or contribute to such differences include those discussed below.  In addition to the risk factors discussed below, we are also subject to additional risks and uncertainties not presently known to us or that we currently deem immaterial.  If any of these known or unknown risks or uncertainties actually occur, our business could be harmed substantially.

 Risks Related To Our Financial Condition and Our Business

 SEI is a start up business which has never realized any revenue and has a history of losses.  If we continue incurring losses and fail to achieve profitability, we may have to cease our operations. We do not yet have audited financial information for SEI. Unless we bring our products to market and realize revenues from their sale, shareholders are likely to lose their entire investment.

 We do not have sufficient cash on hand.

If we do not generate sufficient cash from our intended financing activities and sales, we will be unable to continue our operations.  We estimate that within the next 12 months we will need $500,000 in cash from either investors or operations.  While we intend to engage in several equity or debt financings there is no assurance that these will actually occur.  Nor can we assure our shareholders that we will not be required to obtain additional financing on terms that are dilutive of their interests.   We recognize that if we are unable to generate sufficient revenues or obtain debt or equity financing, we will not be able to earn profits and may not be able to continue operations.

 If we are unable to continue to retain the services of Dieter Sauer, Jr. or if we are unable to successfully recruit qualified managerial and company personnel having experience in the small wind turbine industry, we may not be able to continue operations.

Our success depends to a significant extent upon the continued services of Dieter Sauer, Jr. our CEO and President. The loss of the services of Mr. Sauer could have a material adverse effect on our growth, revenues, and prospective business. Mr. Sauer will enter into an employment agreement with us requiring him to devote substantially all of his time to us. We do not have a “key person” life insurance policy on Mr. Sauer. Additionally, there are a limited number of qualified technical personnel with significant experience in the design, development, manufacture, and sale of our wind turbines, and we may face challenges hiring and retaining these types of employees.

  In order to successfully implement and manage our business plan, we will be dependent upon, among other things, successfully recruiting qualified managerial and company personnel having experience in the small wind turbine business. Competition for qualified individuals is intense. There can be no assurance that we will be able to find, attract and retain existing employees or that we will be able to find, attract and retain qualified personnel on acceptable terms.

 If we are unable to successfully achieve broad market acceptance of our systems, we may not be able to generate enough revenues in the future to achieve or sustain profitability.

 We are dependent on the successful commercialization of our systems.  The market for small wind turbines is at an early stage of development.  The market for our systems is unproven.  The technology may not gain adequate commercial acceptance or success for our business plan to succeed.

 If we cannot establish and maintain relationships with distributors, we may not be able to increase revenues.

 In order to increase our revenues and successfully commercialize our systems, we must establish and maintain relationships with various third party distributors.  We currently do not have any signed distribution agreements.

 If we cannot assemble a large number of our systems, we may not meet anticipated market demand or we may not meet our product commercialization schedule.

To be successful, we will have to assemble our systems in large quantities at acceptable costs while preserving high product quality and reliability.  If we cannot maintain high product quality on a large scale, our business will be adversely affected.  We may encounter difficulties in scaling up production of our systems, including problems with the supply of key components. Even if we are successful in developing our assembly capability, we do not know whether we will do so in time to meet our product commercialization schedule or satisfy the requirements of our customers.  In addition, product enhancements need to be implemented to various components of the platform to provide better overall quality and uptime in high wind regimes.  The implementation of the enhancements to our system may also delay significant production by requiring additional manufacturing changes and technical support to facilitate the manufacturing process.

If we experience quality control problems or supplier shortages from component suppliers, our revenues and profit margins may suffer.

We do not plan to manufacture our wind turbine systems ourselves, but plan to outsource this part of our business.  Our dependence on third-party suppliers for components of our turbine systems involves several risks, including limited control over pricing, availability of materials, quality and delivery schedules.  Any quality control problems or interruptions in supply with respect to one or more components or increases in component costs could materially adversely affect our customer relationships, revenues and profit margins.

Any future international expansion will subject us to risks associated with international operations that could increase our costs and decrease our profit margins.

International operations are subject to several inherent risks that could increase our costs and decrease our profit margins including:

•	changes in foreign currency exchange rates;
•	changes in a specific country’s economic conditions;
•	trade protective measures and import or export requirements or other restrictive actions by foreign governments; and
•	changes in tax laws.

If we determine to seek sales or contract for manufacturing outside the United States, we will be subject to these risks.  However, we plan to be in a strong financial position before we would attempt to do so.

If we cannot effectively manage our internal growth, our business prospects, revenues and profit margins may suffer.

If we fail to effectively manage our internal growth in a manner that minimizes strains on our resources, we could experience disruptions in our operations and ultimately be unable to generate revenues or profits.  We expect that we will need to significantly expand our operations to successfully implement our business strategy.  As we add marketing, sales and build our infrastructure, we expect that our operating expenses and capital requirements will increase.  To effectively manage our growth, we must continue to expend funds to improve our operational, financial and management controls, and our reporting systems and procedures.  In addition, we must effectively expand, train and manage our employee base.  If we fail in our efforts to manage our internal growth, our prospects, revenue and profit margins may suffer.

Our technology competes against other small wind turbine technologies.  Competition in our market may result in pricing pressures, reduced margins or the inability of our systems to achieve market acceptance.

We compete against several companies seeking to address the small wind turbine market.  We may be unable to compete successfully against our current and potential competitors, which may result in price reductions, reduced margins and the inability to achieve market acceptance.  The current level of market penetration for small wind turbines is relatively low and as the market increases, we expect competition to grow significantly.  Our competition may have significantly more capital than we do and as a result, they may be able to devote greater resources to take advantage of acquisition or other opportunities more readily.

Our inability to protect our patents and proprietary rights in the United States and foreign countries could materially adversely affect our business prospects and competitive position.

Although having patents does not ensure the impossibility of patent infringement, the grant of a patent does ensure that the patent will provide meaningful protection against potential or actual infringers or not be found by a court to infringe upon the intellectual property rights, including patents, held by others.

If we encounter unforeseen problems with our current technology offering, it may inhibit our sales and early adoption of our product.

We are in the process of setting a certification standard through extensive computer fluid dynamic testing and actual field testing to curb anomalies related to manufacturing before we finalize our process.  We do not anticipate negative results based on our preliminary results.  We are at a stage in development that we can perfect our design prior to going into production.

We are a technology development company and are in a pre-production phase where we may encounter difficulties that we did not anticipate.  Unforeseen problems relating to manufacture of the units or their operating effectively in the field could have a negative impact on adoption, future shipments and our operating results.

We are to establish and maintain required disclosure controls and procedures and internal controls over financial reporting and to meet the public reporting and the financial requirements for our business.

Our management has a legal and fiduciary duty to establish and maintain disclosure controls and control procedures in compliance with the securities laws, including the requirements mandated by the Sarbanes-Oxley Act of 2002. The standards that must be met for management to assess the internal control over financial reporting as effective are new and complex, and require significant documentation, testing and possible remediation to meet the detailed standards. Because we have limited resources, we may encounter problems or delays in completing activities necessary to make an assessment of our internal control over financial reporting, and disclosure controls and procedures. In addition, the attestation process by our independent registered public accounting firm is new and we may encounter problems or delays in completing the implementation of any requested improvements and receiving an attestation of our assessment by our independent registered public accounting firm. If we cannot assess our internal control over financial reporting as effective or provide adequate disclosure controls or implement sufficient control procedures, or our independent registered public accounting firm is unable to provide an unqualified attestation report on such assessment, investor confidence and share value may be negatively impacted.  We currently do not have a sufficient number of management employees to establish adequate controls and procedures.

Risks Related to Common Stock

The large number of shares eligible for immediate and future sales may depress the price of our stock.

We currently have 70,771,000 shares of common stock outstanding. 30,958,500 shares are “free trading” and may serve to overhang the market and depress the price of our common stock.

Additional financings may dilute the holdings of our current shareholders.

In order to provide capital for the operation of the business, we may enter into additional financing arrangements. These arrangements may involve the issuance of new shares of common stock, debt securities that are convertible into common stock or warrants for the purchase of common stock. Any of these items could result in a material increase in the number of shares of common stock outstanding, which would in turn result in a dilution of the ownership interests of existing common shareholders. In addition, these new securities could contain provisions, such as priorities on distributions and voting rights, which could affect the value of our existing common stock.

There is currently a limited public market for our common stock.  Failure to develop or maintain a trading market could negatively affect its value and make it difficult or impossible for you to sell your shares.

Our common stock trades on the OTCBB under the Symbol BCOZ.  There has been a limited public market for our common stock and an active public market for our common stock may not develop.  Failure to develop or maintain an active trading market could make it difficult for you to sell your shares or recover any part of your investment in us.  Even if a market for our common stock does develop, the market price of our common stock may be highly volatile.  In addition to the uncertainties relating to future operating performance and the profitability of operations, factors such as variations in interim financial results or various, as yet unpredictable, factors, many of which are beyond our control, may have a negative effect on the market price of our common stock.

“Penny Stock” rules may make buying or selling our common stock difficult.

For so long as the market price for our common stock is below $5.00 per share, trading in our common stock may be subject to the “penny stock” rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules would require that any broker-dealer that would recommend our common stock to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to execute the transaction. Unless an exception is available, the regulations would require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our common stock, which could severely limit the market price and liquidity of our common stock.

Item 9.01   Financial Statements and Exhibits

Financial Information

To be filed by amendment

Exhibits:

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BCO HYDROCARBON LTD.
July 28, 2010	By: /s/ Dieter R. Sauer, Jr.
Dieter R. Sauer, Jr. Director and President